Exhibit 99.1

Saga Communications, Inc.

Reports 1st Quarter 2025 Results

Contact:

Samuel D. Bush

(313) 886-7070

Grosse Pointe Farms, MI – May 8, 2025 – Saga Communications, Inc. (Nasdaq - SGA) (the “Company,” “Saga,” “we,” or “our”) today reported that net revenue decreased 4.3% to $24.2 million for the quarter ended March 31, 2025 compared to $25.3 million for the same period last year.   Station operating expense decreased 2.2% for the quarter to $22.0 million compared to the same period last year.  For the quarter, our operating loss was $2.3 million compared to an operating loss of $2.4 million for the same quarter last year and station operating income (a non-GAAP financial measure) decreased to $2.2 million from $2.8 million for the same period last year.  Capital expenditures were $700 thousand for the quarter compared to $1.1 million for the same period last year.  We had a net loss of $1.6 million for the quarter consistent with the same period last year.  Diluted loss per share was $0.25 in the first quarter of 2025.

On a same-station basis for the quarter ended March 31, 2025, we had an operating loss of $2.1 million.  Net revenue decreased 6.6% to $23.6 million, and station operating expense decreased 5.0% to $21.3 million.

Revenue pacing for the second quarter remains uncertain but is improving as the quarter progresses.  For the second quarter we are currently pacing down mid single digits.  April was down high single digits.  May improved to being down low single digits and June is approximately flat with the same period last year.

Included in the corporate general and administrative expense line item, for the quarter ended March 31, 2025, is $110,000 in expenses relating to a potential proxy contest initiated by a Saga shareholder.  There will also be additional legal, proxy consulting, and annual meeting expenses reflected in the second quarter earnings report.

The Company paid a quarterly dividend of $0.25 per share on March 7, 2025.  The aggregate amount of the quarterly dividend was approximately $1.6 million.  To date Saga has paid over $137 million in dividends to shareholders since the first special dividend was paid in 2012 as well as has bought back over $58 million in Saga stock.  Further, as part of its overall capital allocation plan for fiscal year 2025, Saga has announced it intends to use a portion of the proceeds from the potential sale of non-core assets to fund stock buybacks, which may include open market repurchases, block trades or other forms of buybacks.

The Company’s balance sheet reflects $27.0 million in cash and short-term investments as of March 31, 2025 and $27.2 million as of May 5, 2025.  The Company expects to spend approximately $4.0 – $4.5 million for capital expenditures during 2025.

Saga’s 2025 First Quarter conference call will be held on Thursday, May 8, 2025 at 11:00 a.m.  The dial-in number for the call is (973) 528-0008.  Enter conference code 530273.  A recording and transcript of the call will be posted to the Company’s website as soon as it is available after the call.

The Company requests that all parties that have a question that they would like to submit to the Company please email the inquiry by 10:00 a.m. on May 8, 2025 to SagaIR@sagacom.com. The Company will discuss, during the limited period of the conference call, those inquiries it deems of general relevance and interest. Only inquiries made in compliance with the foregoing directions will be discussed during the call.

Saga utilizes certain financial measures that are not calculated in accordance with generally accepted accounting principles (GAAP) to assess its financial performance.  The attached Selected Supplemental Financial Data tables disclose “actual”, “same station”, and “proforma” financial information as well as the Company’s reconciliation of non-GAAP measures: GAAP operating income to station operating income, GAAP net income to trailing twelve-month consolidated EBITDA and actual operating results to same station operating results as well as other financial data.   The actual financial information reflects our historical financial results and include the results of operations for stations that we did not own for the entire comparable period. The same station financial information reflects only the results of operations for stations that we owned for the entire comparable period.  The proforma financial information assume all acquisitions in 2024 occurred as of January 1, 2024.  Such non-GAAP measures include same station financial information, pro forma financial information, station operating income, trailing 12-month consolidated EBITDA, and leverage ratio. These non-GAAP measures are generally recognized by the broadcasting industry as measures of performance and are used by Saga to assess its financial performance including, but not limited to, evaluating individual station and market-level performance, evaluating overall operations, as a primary measure for incentive-based compensation of executives and other members of management and as a measure of financial position.  Saga’s management believes these non-GAAP measures are used by analysts who report on the industry and by investors to provide meaningful comparisons between broadcasting groups, as well as an indicator of their market value.  These measures are not measures of liquidity or of performance in accordance with GAAP and should be viewed as a supplement to and not as a substitute for the results of operations presented on a GAAP basis including net operating revenue, operating income, and net income. Reconciliations for all the non-GAAP financial measures to the most directly comparable GAAP measure are attached in the Selected Supplemental Financial Data tables.

This press release contains certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that are based upon current expectations and involve certain risks and uncertainties.  Words such as “will,” “may,” “believes,” “intends,” “expects,” “anticipates,” “guidance,” and similar expressions are intended to identify forward-looking statements.  The material risks facing our business are described in the reports Saga periodically files with the U.S. Securities and Exchange Commission, including, in particular, Item 1A of our Annual Report on Form 10-K.  Readers should note that forward-looking statements may be impacted by several factors, including global, national, and local economic changes and changes in the radio broadcast industry in general as well as Saga’s actual performance.  Actual results may vary materially from those described herein and Saga undertakes no obligation to update any information contained herein that constitutes a forward-looking statement.

Saga is a media company whose business is devoted to acquiring, developing and operating broadcast properties with a growing focus on opportunities complimentary to our core radio business including digital, e-commerce, local on-line news services and non-traditional revenue initiatives.  Saga owns or operates broadcast properties in 28 markets, including 82 FM, 31 AM radio stations and 79 metro signals. For additional information, contact us at (313) 886-7070 or visit our website at www.sagacom.com.

Saga Communications, Inc.

Selected Consolidated Financial Data

For the Three Months Ended

March 31, 2025 and 2024

(amounts in 000’s except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2025	2024
Operating Results
Net operating revenue	$24,212	$25,294
Station operating expense	21,963	22,459
Corporate general and administrative	3,167	3,083
Depreciation and amortization	1,326	1,198
Other operating expense (income), net	54	971
Operating loss	(2,298)	(2,417)
Interest expense	107	43
Interest income	(222)	(303)
Other income, net	(23)	—
Loss before income tax expense	(2,160)	(2,157)
Income tax (benefit) expense
Current	(670)	(515)
Deferred	85	(65)
	(585)	(580)
Net loss	$(1,575)	$(1,577)

Loss per share:
Basic	$(0.25)	$(0.25)
Diluted	$(0.25)	$(0.25)

Weighted average common shares	6,123	6,063
Weighted average common and common equivalent shares	6,123	6,063

	March 31,
	2025	2024
Balance Sheet Data
Working capital	$28,838	$27,216
Net fixed assets	$51,337	$51,230
Net intangible assets and other assets	$122,362	$119,243
Total assets	$219,305	$218,046
Long-term debt	$5,000	$—
Stockholders' equity	$163,560	$164,372

Saga Communications, Inc.

Selected Consolidated Financial Data

For the Three Months Ended

March 31, 2025 and 2024

(amounts in 000’s except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2025	2024

	(Unaudited)
	(In thousands)
Statement of Cash Flows
Cash flows from operating activities:
Net loss	$(1,575)	$(1,577)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,326	1,198
Deferred income tax (benefit) expense	85	(65)
Amortization of deferred costs	8	9
Compensation expense related to restricted stock awards	527	453
Provision for credit losses	174	359
Loss on sale of assets, net	54	971
(Gain) on insurance claims	(23)	—
Barter (revenue) expense, net	(64)	13
Deferred and other compensation	(17)	(24)
Changes in assets and liabilities:
Decrease (increase) in receivables and prepaid expenses	913	1,776
Increase (decrease) in accounts payable, accrued expenses, and other liabilities	(44)	690
Total adjustments	2,939	5,380
Net cash provided by operating activities	1,364	3,803
Cash flows from investing activities:
Purchase of short-term investments	(4,498)	(4,297)
Redemption of short-term investments	4,498	6,432
Acquisition of property and equipment (Capital Expenditures)	(696)	(1,050)
Proceeds from sale and disposal of assets	—	21
Proceeds from insurance claims and other	23	—
Other investing activities	—	(246)
Net cash (used in) provided by investing activities	(673)	860
Cash flows from financing activities:
Cash dividends paid	(1,604)	(14,068)
Net cash used in financing activities	(1,604)	(14,068)
Net decrease in cash and cash equivalents	(913)	(9,405)
Cash and cash equivalents, beginning of period	18,860	29,582
Cash and cash equivalents, end of period	$17,947	$20,177

Saga Communications, Inc.

Selected Supplemental Financial Data

For the Three Months Ended

March 31, 2025 and 2024

(amounts in 000’s, except per share data)

(Unaudited)

	Actual		Same Station (1)		Pro Forma (2)
	Three Months Ended		Three Months Ended		Three Months Ended
	March 31,		March 31,		March 31,
	2025	2024	2025	2024	2025	2024
Operating Results
Net operating revenue	$24,212	$25,294	$23,617	$25,294	$24,212	$25,922
Station operating expense	21,963	22,459	21,344	22,459	21,963	22,987
Corporate general and administrative	3,167	3,083	3,167	3,083	3,167	3,083
Depreciation and amortization	1,326	1,198	1,188	1,198	1,326	1,335
Other operating expense (income), net	54	971	54	971	54	971
Operating loss	(2,298)	(2,417)	$(2,136)	$(2,417)	(2,298)	(2,454)
Interest expense	107	43			107	122
Interest income	(222)	(303)			(222)	(303)
Other income, net	(23)	—			(23)	—
Loss before income tax expense	(2,160)	(2,157)			(2,160)	(2,273)
Income tax (benefit) expense
Current	(670)	(515)			(670)	(541)
Deferred	85	(65)			85	(78)
	(585)	(580)			(585)	(619)
Net loss	$(1,575)	$(1,577)			$(1,575)	$(1,654)

Loss per share:
Basic	$(0.25)	$(0.25)			$(0.25)	$(0.26)
Diluted	$(0.25)	$(0.25)			$(0.25)	$(0.26)

Weighted average common shares	6,123	6,063			6,123	6,063
Weighted average common and common equivalent shares	6,123	6,063			6,123	6,063

	Actual		Same Station (1)		Pro Forma (2)
	Three Months Ended		Three Months Ended		Three Months Ended
	March 31,		March 31,		March 31,
	2025	2024	2025	2024	2025	2024
Depreciation and amortization by segment
Radio Stations	$1,283	$1,152	$1,145	$1,152	$1,283	$1,289
Corporate	43	46	43	46	43	46
	$1,326	$1,198	$1,188	$1,198	$1,326	$1,335

(1)	Same station includes only the results of stations we owned and operated for the entire comparable period.
(2)	Pro Forma results assume all acquisitions in 2024 occurred as of January 1, 2024.

Saga Communications, Inc.

Selected Supplemental Financial Data

For the Three Months Ended

March 31, 2025 and 2024

(amounts in 000’s)

(Unaudited)

	Three Months Ended
	March 31,
	2025		2024
Reconciliation of GAAP operating income to station operating income (a non-GAAP financial measure)
Operating loss	$(2,298)		$(2,417)
Plus:
Corporate general and administrative	3,167		3,083
Other operating expense (income), net	54		971
Depreciation and amortization	1,326		1,198
Station operating income	$2,249		$2,835

Other financial data
Depreciation and amortization:
Radio Stations	$1,283		$1,152
Corporate	$43		$46
Compensation expense related to restricted stock awards	$527	(1)	$453	(1)
Other operating expense, net (2)	$54		$971
Other income, net (2)	$(23)		$-
Deferred income tax expense (2)	$85		$(65)
Acquisition of property and equipment (Capital Expenditures)	$696	(1)	$1,050	(1)

(1)	As presented in the Statement of Cash Flows in the Selected Consolidated Financial Data tables
(2)	As presented in the Operating Results in the Selected Consolidated Financial Data tables

Saga Communications, Inc.

Selected Supplemental Financial Data

March 31, 2025

(amounts in 000's)

(Unaudited)

		Less:	Plus:		Trailing
	12 Months Ended	3 Months Ended	3 Months Ended	Add:	12 Months Ended
	December 31,	March 31,	March 31,	Pro Forma	March 31,
	2024	2024	2025	Acquisitions (2)	2025
Reconciliation of GAAP Net Income to trailing 12 Month Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") (a non-GAAP financial measure) (1)
Net income (loss)	$3,460	$(1,577)	$(1,575)	$12	$3,474
Exclusions:
Gain (loss) on sale of assets, net	(1,048)	(971)	(54)	—	(131)
Other income, net	2,474	290	309	—	2,493
Total exclusions	1,426	(681)	255	—	2,362
Consolidated adjusted net income (loss) (1)	2,034	(896)	(1,830)	12	1,112
Plus:
Interest expense	348	43	107	52	464
Income tax (benefit) expense	1,110	(580)	(585)	10	1,115
Depreciation & amortization expense	5,283	1,198	1,326	92	5,503
Non-cash compensation	1,950	453	527	—	2,024
Trailing twelve month consolidated EBITDA (1)	$10,725	$218	$(455)	$166	$10,218

Total long-term debt, including current maturities					$5,000
Divided by trailing twelve month consolidated EBITDA (1)					10,218
Leverage ratio					0.49

(1)	As defined in the Company's credit facility.
(2)	Trailing Twelve Month Adjustment.

Saga Communications, Inc.

Selected Supplemental Financial Data

For the Three Months Ended

March 31, 2025 and 2024

(amounts in 000’s)

(Unaudited)

Reconciliation of Actual Information to Same Station Operating Income

		Adjustments			Adjustments
	Actual	For Acquisitions	Same Station	Actual	For Acquisitions	Same Station
	Three Months	and Dispositions	Three Months	Three Months	and Dispositions	Three Months
	Ended	Not Included in	Ended	Ended	Not Included in	Ended
	March 31,	Entire Comparable	March 31,	March 31,	Entire Comparable	March 31,
	2025	Period	2025	2024	Period	2024
Net operating revenue	$24,212	$(595)	$23,617	$25,294	$-	$25,294
Station operating expense	21,963	(619)	21,344	22,459	-	22,459
Corporate general and administrative	3,167	-	3,167	3,083	-	3,083
Depreciation and amortization	1,326	(138)	1,188	1,198	-	1,198
Other operating expense (income), net	54	-	54	971	-	971
Operating loss	$(2,298)	$162	$(2,136)	$(2,417)	$-	$(2,417)